Exhibit 10.6

Financial Loan Agreement

CyberStep, Inc. (hereinafter referred to as ‘Party A’) and KK BloomZ (hereinafter referred to as ‘Party B’) hereby enter into the following Financial Loan Agreement as follows.

Article 1

Party A has lent Party B 200,000,000 yens as of today, and Party B has received this amount as a loan.

Article 2

Party B shall pay back the borrowed amount of 200,000,000 yens to Party A by the end of January 2025, to a bank account specified by Party A.

Article 3

The interest rate is set at 2% per annum on the principal amount, and Party B shall pay the interest to the bank account specified by Party A, by the repayment date specified in Article 2.

Article 4

The interest rate from the preceding article is effective as of February 1, 2023.

To confirm the above-mentioned Financial Loan Agreement, two copies shall be created. Both parties shall sign and affix their seals or signatures on both copies, with each party retaining one copy for their records.

January 30, 2023

Lender (Party A)

Address: 4th Fl.Asahiseimei Daitabashi Bldg.1-22-19 Izumi, Suginami-ku, Tokyo

Name:	CytberStep, Inc.

CEO Rui Sato

Borrower (Party B)

Address: Toyo Recording 1F, 4-5-19 Akasaka, Minato-ku, Tokyo

Name:	KK BloomZ

CEO Kazusa Esaki